Exhibit 99.1

Indoor Harvest Corp Moves Towards Cannabis Economic Pilot

Houston, Texas, September 29, 2015 — Indoor Harvest Corp (OTCQB:INQD), ("Indoor Harvest" or the "Company"), is a mechanical design build contractor, developer, marketer and direct-seller of commercial grade aeroponic and hydroponic vertical farming fixtures and supporting systems for use in urban Controlled Environment Agriculture and Building Integrated Agriculture. The Company is pleased to announce the initial results of the technical pilot for our aeroponic system and the next steps in the ongoing Cannabis Production Pilot Project (the "Pilot Project") with Tweed, the leading producer of medical marijuana in Canada.

On December 18, 2014, Indoor Harvest entered into the Pilot Project Agreement with Tweed (through its parent company, Canopy Growth Corporation, formerly Tweed Marijuana Inc.). The Pilot Project tested the production of cannabis using Indoor Harvest’s high-pressure aeroponic system and recorded growth rate, phytocannabinoid production, water usage, fertilizer usage and labor required to operate the aeroponic system. As part of the agreement, Tweed and Indoor Harvest will share any intellectual property resulting from the Pilot Project, and Tweed was given options on design-build services as well as certain manufacturing rights from Indoor Harvest.

The initial aeroponic Pilot Project took place between March and August 2015. A sativa dominant strain, Ghost Train Haze, was selected and 8 plants were grown in a 4' X 8' X 2' system using a "Screen of Green" cultivation method, in which plants are cropped and trained to produce a higher yield from a single plant. The Company's patent pending aeroponic system showed a significant increase in growth rate during the vegetative stage, as compared to more traditional production methods such as drip irrigation using coco.

Fertilizer usage was reduced by as much as 68% with the system averaging 8 gallons a day under high pressure sodium and 9 gallons a day under LED, operating drain to waste. As tuning of the system progressed, average water use was reduced to approximately 5 gallons per day drain to waste. The Company believes that through additional tuning, more water savings for drain to waste and under recirculated operation can be achieved, and water use could be reduced by as much as 98% overall. Under 2,000 watts of high-pressure sodium lighting, the aeroponic system produced 3.1 pounds of dried flowers and under 1,040 watts of LED lighting produced 2.8 pounds of dried flowers in its initial test. The Company believes that with additional tuning, yield can be increased.

Mr. Chad Sykes, Chief Executive Officer of Indoor Harvest, stated "According to MJCharts.com, Ghost Train Haze sells at a nationwide average of approximately $15.70 per gram in the United States. Under LED lighting, in a system that has not been fully tuned, that would be over $19,000 worth of what is considered in the industry as a premium grade medical product in one harvest, produced on our $8,500 system that can be used by anyone who has the legal right to use our system to grow the product.”

“We wouldn't have gotten these great results if not for the extremely talented R&D team and growers at Tweed. Working together, we have already made a few fascinating discoveries along the way, and we will be continuing to work together to turn these discoveries into what we hope ultimately will be patentable claims," further stated Mr. Sykes.

On September 28, 2015, the Company and Tweed orally mutually agreed to extend collaborative research and development for an additional two years. The Company is now in the process of providing specifications and costs to build out 1,700 sq.ft. of aeroponic production space at the Tweed facility in Smiths Falls for the purpose of an economic pilot. As part of the design build process, the Company will be incorporating prototype testing of our advanced racking system with integrated proprietary HVAC and LED lighting systems that incorporate the Company's patent pending aeroponic process.

The aeroponic system being tested eliminates mediums and their associated contaminates, provides the ability to feed and water plants with unmatched precision, and incorporates highly efficient HVAC and LED lighting systems. Based upon our preliminary engineering estimates, we believe that this combined system could potentially yield savings of up to 80% for medical cannabis producers currently utilizing more traditional hydroponic cultivation methods such as drip irrigation or flood and drain. Our goal is to create a platform that produces the finest medical cannabis, using the least amount of resources, while reducing the impact on our environment. This is why the Company believes that this system will prove to be the future of indoor farming of medical cannabis and indeed of indoor farming of all kinds of cultivars such as microgreens, leafy greens and herbs.

Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook, Twitter and YouTube. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter, YouTube or Facebook.

Facebook: http://www.facebook.com/indoorharvest
Twitter: http://www.twitter.com/indoorharvest
YouTube: http://www.youtube.com/indoorharvest

ABOUT INDOOR HARVEST CORP

Indoor Harvest Corp, through its brand name Indoor Harvest®, is an emerging design build contractor and OEM manufacturer of commercial aeroponic and hydroponic system fixtures and framing systems for use in Controlled Environment Agriculture and Building Integrated Agriculture. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. We are developing our aeroponic and hydroponic systems for use by both horticulture enthusiasts and commercial operators who seek to utilize aeroponic and hydroponic vertical farming methods within a controlled indoor environment. Please visit our website at http://www.indoorharvest.com for more information about our Company.

ABOUT TWEED

Tweed Inc. (“Tweed”) is an operating subsidiary of Canopy Growth Corporation (formerly Tweed Marijuana Inc.), a TSX Venture Exchange listed company whose wholly-owned subsidiaries Tweed, Tweed Farms Inc. ("Tweed Farms"), and Bedrocan Canada Inc. ("Bedrocan") are federally licensed producers of medical cannabis in Canada. Canopy Growth Corporation is Canada's first publicly traded medical marijuana company and the first geographically diversified producer with dual licenses under the Marihuana for Medical Purposes Regulations. Through its wholly owned subsidiaries, the Company operates three state-of-the-art production facilities in Ontario and distributes marijuana across Canada to patients managing a host of medical conditions, as regulated by the Marihuana for Medical Purposes Regulations (Canada). The Company is dedicated to educating healthcare practitioners, providing consistent access to high quality medication, and furthering the public's understanding of how marijuana is used for medical purposes.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Indoor Harvest Corp
CEO, Mr. Chad Sykes
713-410-7903
ccsykes@indoorharvest.com